                                  $106,678,418


                ______% TRADE TRUST CERTIFICATES, SERIES 1996-A

                         U.S. TRADE TRUST SERIES 1996-A


                                   ISSUED BY


                            U.S. TRADE FUNDING CORP.

                                 (THE COMPANY)


                             UNDERWRITING AGREEMENT

                                                                __________, 1996
ABN AMRO Securities (USA) Inc.
181 West Madison
Chicago, Illinois  60602

Ladies/Gentlemen:

     1. Introduction. At the request of YA96A Limited (the "Borrower") on behalf of China Yunnan Airlines (the "Lessee"), U.S. Trade Funding Corp., a Delaware corporation (the "Company"), proposes to sell to you, as the underwriter referred to herein (the "Underwriter") certificates (the "_____% Trade Trust Certificates, Series 1996-A," also referred to herein as the "Certificates") representing fractional undivided interests in U.S. Trade Trust Series 1996-A (the "Trust"), a trust to be established pursuant to a Supplemental Trust Agreement incorporating therein the Standard Terms and Conditions of Trust Agreement, dated as of __________, 1996 between LaSalle National Bank, as trustee for the Trust (the "Trustee"), the Company, and ABN AMRO Bank N.V., as Servicer (the "Servicer") (together, the "Trust Agreement"). The Certificates are more fully described in the Registration Statement and the Prospectus hereinafter mentioned.

     The assets of the Trust will consist primarily of two promissory notes (each, a "Loan Note," and collectively, the "Loan Notes"), in the aggregate principal amount of $106,678,418 issued by the Borrower. The Loan Notes will bear interest at ______% per annum and will mature on _______________, _____. Each Loan Note was issued under the Tranche A Loan Agreement (the "Loan Agreement") dated as of ____________, 1996 among the financial institutions named as lenders therein, ABN AMRO Bank N.V., as facility agent, Wilmington Trust Company, as Security Trustee and the Borrower, and will be sold and assigned by ABN AMRO Bank N.V. ("ABN AMRO") to the Company who will further sell and assign each Loan Note to the Trust on the Closing Date. The Loan Notes are guaranteed as to payment of 100% of all scheduled amounts of principal and interest due thereon (at the "Guaranteed Interest Rate" as defined in the Guarantee Agreement hereinafter referred to) by a guarantee (the "Guarantee") of the Export-Import Bank of the United States ("Eximbank") pursuant to a Guarantee Agreement (the "Guarantee Agreement") dated as of ___________, 1996, between ABN AMRO and Eximbank. The Guarantee will be entitled to the full faith and credit of the United States. The Borrower and the Lessee have entered into the Lease Agreements referred to in the Loan Agreement.

     As used herein, the term "Operative Documents" shall have the meaning assigned thereto in each of the Lease Agreements. Other capitalized terms used herein which are not otherwise defined herein shall have the meanings set forth in the Trust Agreement.

       2. Representations and Warranties of the Company. The Company represents and warrants to the Underwriter as follows:

          (i) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (No. 33-_______________) on Form S-1 which complies as to form with the requirements of the Securities Act of 1933 (the "Securities Act") and the rules and regulations of the Commission thereunder for the registration under the Securities Act of the Certificates (including a preliminary prospectus relating thereto) and may have filed one or more amendments thereto (including one or more amended preliminary prospectuses). The Company proposes to file with the Commission
     (A) an amendment to said registration statement including a final prospectus or (B) a final prospectus in accordance with Rule 424(b) ("Rule 424(b)") of the Commission under the Securities Act, in either case in the form heretofore or hereafter delivered to you and including all Rule 430A Information (as defined below). The Company will not file, and the Company will not otherwise cause to be filed, any other amendment of such registration statement or prospectuses or any supplement to such prospectuses on or after the date of this Agreement and prior to the date and time of delivery of and payment for the Certificates referred to in
     Section 3 hereof (the "Closing Date"), except with the Underwriter's approval.

          The terms that follow, when used in this Agreement, shall have the indicated meanings. The registration statement referred to in the preceding paragraph, including exhibits, as amended at the time when it became or shall become effective and including any Rule 430A Information deemed to be included therein at such time as provided in Rule 430A (as defined below), is hereinafter called the "Registration Statement", and the prospectus relating to the Certificates that is first filed pursuant to Rule 424(b) and including all Rule 430A Information or, if no filing pursuant to such Rule 424(b) is required or if earlier filed with the Commission, the form or forms of final prospectus included in an amendment to the Registration Statement that first includes all Rule 430A Information is hereinafter called the "Prospectus". Any reference in this Agreement to the Prospectus as amended or supplemented shall include the Prospectus as amended or supplemented by any prospectus filed with the Commission after the effectiveness of the Registration Statement pursuant to Rule 424(b). Any preliminary prospectus referred to in the preceding paragraph and any prospectus included in the Registration Statement, as amended, at the effective date thereof that omits Rule 430A Information is hereinafter called a "Preliminary

     Prospectus". The date the Registration Statement and any post-effective amendment thereto became or shall become effective is herein called the "Effective Date". Rule 430A promulgated by the Commission under the Securities Act is herein called "Rule 430A". Information permitted under Rule 430A to be omitted from the Registration Statement when it became or shall become effective is herein called "Rule 430A Information".

          (ii) When the Registration Statement became or shall become effective, and when any post-effective amendment thereof became or shall become effective, the Registration Statement (and the Registration Statement as amended if any post-effective amendment thereof has become or shall become effective) did, if the Registration Statement has become effective, and will, if the Registration Statement has not yet become effective, comply in all material respects with the provisions of the Securities Act and the rules and regulations of the Commission thereunder and did not, if the Registration Statement has become effective, and will not, if the Registration Statement has not yet become effective, contain an untrue statement of a material fact and did not, if the Registration Statement has become effective, and will not, if the Registration Statement has not yet become effective, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and, at the earlier of (A) the time the Prospectus is first filed with the Commission pursuant to Rule 424(b), if required, and (B) the time the Registration Statement or a post-effective amendment thereof including the Prospectus is first declared effective, the Prospectus (and the Prospectus as amended or supplemented, if the Company shall have filed with the Commission any amendment or supplement thereto) will comply in all material respects with the provisions of the Securities Act and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact and will not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the representations and warranties in this subparagraph (ii) shall apply to statements in, or omissions from, the Registration Statement or the Prospectus or any amendment thereof or supplement thereto made in reliance upon and in conformity with Underwriter Information (as defined below).

          (iii) All agreements, contracts or other documents which are required to be filed as exhibits to the Registration Statement have been so filed.

          (iv) The Commission has not issued and, to the knowledge of the Company, is not threatening to issue, any order preventing or suspending the use of the Prospectus (as amended or supplemented, if any amendment or supplement shall have been filed with the Commission).

          (v) There are no filing fees, transfer taxes or other expenses imposed on the Trustee or the Trust by any governmental authority in connection with any of the transactions contemplated herein or by the Trust Agreement which are required to be paid prior to the Closing.

          (vi) The Certificates when issued and sold to the Underwriter as provided herein, assuming due execution by the Trustee on behalf of the Trust and due authentication and delivery by the Trustee, will have been duly and validly authorized, executed, authenticated and delivered, will conform to the description thereof contained in the Prospectus and will be validly issued and outstanding and entitled to the benefits of the Trust Agreement.

          (vii) Upon delivery of the Certificates to the Underwriter in accordance with this Agreement and payment therefor by the Underwriter, the Trust will have no assets other than the Loan Notes and the Loan Agreement, the right to receive payments thereon, the Guarantee and the Guarantee Agreement and the right to receive payment thereon, the right to receive payments under the Liquidity Facility secured by the Company with ABN AMRO, as lender (the "Liquidity Facility"), and the rights under the Trust Agreement.

          (viii) The Trust Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended, in connection with the transactions contemplated hereby or thereby.

          (ix) The Company has full power, authority and legal right to transfer and assign the Loan Notes to the Trustee, on behalf of the Trust, and, on the Closing Date, each Loan Note will be so transferred and assigned free and clear of any liens or other encumbrances of any nature whatsoever, except those in favor of Eximbank created with respect to the Guarantee Agreement.

          (x) The Company has full power, authority and legal right to execute, deliver and perform this Agreement; this Agreement, when executed and delivered by the Company and the other parties hereto, will have been duly and validly authorized, executed and delivered.

          (xi) Neither the execution, delivery or performance by the Company of this Agreement, nor the fulfillment by the Company of the terms hereof, violates any provision of the laws of the United States of America or violates any order of any United States court, regulatory body or administrative agency or governmental body binding on it, or requires any publication, registration or approval to be made or obtained by it which has not been so made or obtained, except for such as may be required under Federal securities laws or regulations, or the state securities or Blue Sky laws or regulations of any jurisdiction.

          (xii) Neither the execution, delivery or performance by the Company of this Agreement, nor the fulfillment by the Company of the terms hereof or thereof, will conflict with or result in any breach of, or constitute a default under, any indenture, mortgage, deed of trust or other instrument or agreement to which the Company is a party or to which it may be bound or to which any of its property or assets may be subject.

          (xiii) There is no action, suit or proceeding pending, or, to the knowledge of the Company, threatened against the Company, and no other action, suit or proceeding known to the Company is pending, before any court or administrative agency, challenging the validity or enforceability of this Agreement, the Loan Agreement, the Guarantee, the Guarantee Agreement or the transactions contemplated hereby or thereby, or which could have an adverse effect on the Company's ability to perform, in any material respect, its obligations hereunder or thereunder.

          (xiv) The Company has not received any notice from Eximbank to the effect that the Guarantee has been or will be revoked, rescinded, modified or suspended.

     3. Purchase, Sale, Payment and Delivery of Certificates. Subject to the terms and conditions and based on the representations and warranties herein set forth, and the payment by or for the account of the Borrower of $__________ as compensation to the Underwriter, for its services hereunder (the "Underwriter's Fee"), the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, the Certificates. The purchase price of the Certificates will in the aggregate equal $106,678,418, being 100% of the principal amount thereof (the "Purchase Price").

     The Company shall not be obligated to deliver any Certificates except upon payment for all of the Certificates to be purchased hereunder as hereinafter provided.

     Delivery by the Company and payment for the Certificates by the Underwriter to the Company and payment to the Underwriter of the Underwriter's Fee (the "Closing") shall be made at the office of Chapman and Cutler, 111 West Monroe, Chicago, Illinois 60603 at 10:00 a.m., Chicago time, on ____________, 1996, or such later date as shall be determined by agreement between you and the Company (the "Closing Date"). Payment for the Certificates shall be made to or upon the order of the Company by wire transfer or by certified or official bank check payable in immediately available funds and payment of the Underwriter's Fee shall be made to or upon the order of the Underwriter by wire transfer in immediately available funds. The Certificates to be so delivered to you shall be represented by a global certificate registered in the name of Cede & Co., as nominee for The Depository Trust Company or registered in such other name as you may direct by written notice to the Trustee two Business Days or more prior to the Closing Date. The Company agrees to direct the Trustee to make the Certificates available to you for inspection in Chicago, Illinois on the business day next preceding the Closing Date. Time shall be of the essence, and delivery of the Certificates at the time and place specified pursuant to this Agreement is a further condition of your obligations hereunder.

     4. Offering by the Underwriter. It is understood that, after the Registration Statement becomes effective, the Underwriter proposes to offer the Certificates for sale to the public (which may include selected brokers and dealers) as set forth in the Prospectus.

     5. Certain Agreements of the Company. (a) The Company has caused to be delivered to you copies of each Preliminary Prospectus and has consented to the use of such copies for the purposes permitted by the Securities Act. The Company agrees to deliver to you, without charge, from time to time during such period, as many copies of the Prospectus (and, in the event of any amendment of or supplement to the Prospectus, of such amended or supplemented Prospectus) as you may reasonably request. If, at any time during the period in which the Company is required to deliver copies of the Prospectus, as provided in this Section 5, an event shall occur which makes it necessary to amend or supplement the Prospectus to comply with law or with the rules and regulations of the Commission, the Company will forthwith notify you of the proposed amendment or supplement and prepare and furnish to you for distribution to the dealers a sufficient number of copies of an amendment or amendments of or a supplement or supplements to the Prospectus which will so amend or supplement the Prospectus such that, as amended or supplemented, it will comply with law and with such rules and regulations. The Company authorizes the Underwriter and all dealers effecting sales of the Certificates to use the Prospectus, as from time to time amended or supplemented, in connection with the sale of Certificates in accordance with applicable provisions of the Securities Act and the applicable rules and regulations thereunder.

     (b) If the Registration Statement has become effective pursuant to Rule 430A prior to the execution and delivery of this Agreement, the Company agrees promptly to provide you notice, and confirm such notice in writing, of any filing of the Prospectus pursuant to Rule 424(b). If the Registration Statement is not yet effective, the Company agrees to advise you promptly, and to confirm such advice in writing, when the Registration Statement shall have become effective. The Company further agrees to so advise you (and to confirm such advice) (i) when any post-effective amendment of the Registration Statement shall have become effective after the date hereof and when any further amendment of or supplement to the Prospectus shall be filed with the Commission, (ii) of any request made by the Commission for any amendment of the Registration Statement or the Prospectus or for additional information and (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the initiation of any proceedings for such purpose. The Company will use every reasonable effect to prevent the issuance of such a stop order and, if any such order shall at any time be issued, to obtain the withdrawal thereof at the earliest possible moment.

     (c) The Company agrees that (i) so long as any Certificates are outstanding, it will direct the Trustee (or the Servicer on behalf of the Trustee), on behalf of the Trust, to provide to you all reports and notices that are provided to the holders of the related Certificates (the "Certificateholder") pursuant to the Trust Agreement or that are furnished to the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any rule or regulation of the Commission thereunder, and
(ii) as soon as practicable after the effective date of the Registration Statement, it will direct the Trustee (or the Servicer on behalf of the Trustee), on behalf of the Trust, to make generally available to the related Certificateholders and to deliver to you an earnings statement, conforming to the requirements of Section 11(a) of the Securities Act, covering a period of at least twelve months beginning after the effective date of the Registration Statement.

     6. Payment of Expenses. The Company agrees (regardless of whether this Agreement is terminated prior to the delivery of the Certificates and payment therefor by the Underwriter) to pay, arrange for the payment of or reimburse all documented fees and expenses ("Fees and Expenses") in connection with (i) the preparation, printing and filing of the Registration Statement (including all exhibits to the Registration Statement and payment of, or reimbursement of any party who has advanced, the full amount of all filing fees), any Preliminary Prospectus and the Prospectus and any amendments thereof and supplements thereto, and the furnishing of copies of each thereof to the Underwriter in such quantities as it may reasonably request (including costs of mailing and shipment), (ii) the issuance of the Certificates, (iii) the preparation of this Agreement, (iv) the rating of the Certificates by rating agencies, (v) the delivery of the Certificates to you in Chicago, Illinois, (vi) fees and expenses of counsel to the Company and (vii) other reasonable and documented out-of-pocket expenses incurred by the Company, and its counsel in connection with the transactions contemplated by this Agreement. The Underwriter agrees to pay for the fees and expenses of its counsel and to pay all legal fees, expenses and filing fees in connection with the qualification of the Certificates under the various state "Blue Sky" laws.

     7. Use of Proceeds. The parties agree that the proceeds from the offering will be used to purchase and acquire the Loan Notes from ABN AMRO.

     8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless the Underwriter, the directors, officers, employees and agents of the Underwriter and each person who controls the Underwriter within the meaning of Section 15 of the Securities Act against (i) any and all losses, claims, damages or liabilities, joint or several, and any action in respect thereof, to which it or any of them may become subject under the Securities Act, the Exchange Act or any other United States Federal or state statute or common law, and to reimburse such entities or persons for any reasonable legal or other documented expenses as they are incurred by it or any of them in connection with investigating any claims and defending any actions insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or contained in the Prospectus (as amended or supplemented) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) against any and all losses, claims, damages, liabilities and expenses whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever, in any such case, based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided, however, that the indemnity agreement contained in this Section 8(a) shall not apply to any such losses, claims, damages, liabilities or actions arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement, or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriter expressly for use in the preparation of the Registration Statement or any

Preliminary Prospectus or the Prospectus or any such amendment thereof or supplement thereto (it being agreed that the information so furnished by the Underwriter, hereinafter "Underwriter Information", exclusively consists of the material which appears in the Prospectus under the heading "Underwriting," in the paragraph on the inside front cover on market-stabilizing transactions by the Underwriter, and in the paragraph on the outside front cover regarding the Underwriter's intention to make a market in the Certificates); and provided, further that, with respect to any untrue statement, or alleged untrue statement made in, or omission or alleged omission from, any Preliminary Prospectus, the indemnity agreement contained in this Section 8(a) with respect to such Preliminary Prospectus shall not inure to your benefit, if the Prospectus (or the Prospectus as amended or supplemented if there have been any amendments thereof or supplements thereto which shall have been furnished to you prior to the time of the below-written confirmation) does not contain such statement, alleged statement, omission or alleged omission, and a copy of such Prospectus shall not have been sent or given to the person asserting any such losses, claims, damages or liabilities at or prior to the written confirmation of the sale of such Certificates to such person. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to the Underwriter or any person who controls the Underwriter.

     (b) The Underwriter agrees, to the same extent as set forth in Section 8(a) hereof, to indemnify and hold harmless the Company, the directors, officers, employees and agents of the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act with respect to any statement or alleged statement in or omission or alleged omission from the Registration Statement or any post-effective amendment thereof or any Preliminary Prospectus or the Prospectus as amended or supplemented, if so amended or supplemented, if such statement or omission was made in reliance upon and in conformity with the Underwriter Information. The foregoing indemnity agreement is in addition to any liability which the Underwriter may otherwise have to the Company or any person who controls the Company.

     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the identifying party from any liability which it may have to any indemnified party otherwise than under this Section 8, except up to the extent such indemnifying party was unaware of the commencement of such action and was prejudiced by the omission to be so notified by the indemnified party. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party to represent the indemnified party in such action; provided that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party or parties shall have reasonably concluded upon the advice of counsel that there may be legal defenses available to it or them and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel in the defense of such action on behalf of such identified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of the selected counsel, the indemnifying party will not be liable to such indemnified party for expenses subsequently incurred by the indemnified party in connection with the defense thereof (other than reasonable costs of investigation) unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however that the indemnifying party shall not be liable for the expenses of more than one separate counsel, representing the indemnified parties under Section 8 who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party (it being understood that if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii)).

     (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to any indemnified party or be insufficient to hold harmless any indemnified party under Sections 8(a) or 8(b) hereof, in respect of any loss, claim, damage or liability or any action in respect thereof, referred to above (except if such unavailability or insufficiency is as a result of application of any of the exceptions to indemnification, if any, contained therein) then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, in such proportion as shall be appropriate to reflect the relative benefit received by the Company on the one hand and the Underwriter on the other from the offering of the Certificates. If however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), was well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand the Underwriter on the other with respect to such offering shall be deemed to be in the same proportion as the dollar amount of the total proceeds from the offering of the Certificates received by the Company bears to the dollar amount of the total underwriting commissions received by the Underwriter with respect to such offering, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to Underwriter Information, and the parties, relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriter and the Company agree that it would not be just and equitable if contributions pursuant to this

Section 8(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of any loss, claim, damage or liability, or action in respect thereof referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (e) The Underwriter hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all Certificates, it will not institute against or join with any other person in instituting against the Company any involuntary insolvency proceeding. The obligations of the Company hereunder are solely its corporate obligations and no recourse shall be had against any director, officer, employee, shareholder or affiliate of the Company for any claim against, or liability or obligation of, the Company hereunder.

     (f) The respective indemnity and contribution agreements contained in this
Section 8, and the representations and warranties of the Company set forth in
Section 2 hereof, shall remain operative and in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any entity or person indemnified or entitled to contribution hereunder, and shall survive the delivery of the Certificates.

     9. Conditions to the Obligations of the Underwriter. The obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 2 hereof, as of the date hereof and as of the Closing Date, the performance by the Company of its obligations hereunder and to each of the following further conditions:

          (a) In the event that this Agreement shall have been executed and delivered prior to the effectiveness of the Registration Statement, the Registration Statement shall have become effective not later than 9:00 a.m., New York City time, on the business day following the date of this Agreement, or at such later time as you may approve; if the Registration Statement shall have become effective prior to the execution and delivery of this Agreement, either a post-effective amendment to the Registration Statement containing the Prospectus shall have so become effective or the Prospectus shall have been timely filed or transmitted by a means reasonably calculated to result in filing with the Commission in accordance with Rule 424(b); and in either case no stop order suspending the effectiveness of the Registration Statement, as amended, if applicable, shall be in effect on the Closing Date, and no proceedings for the issuance of such an order shall be pending or threatened by the Commission on the Closing Date.

          (b) Your counsel shall have furnished to you such opinion or opinions, dated the Closing Date, with respect to the validity of the Registration Statement and

     Prospectus, and such other matters as you may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to opine upon such matters.

          (c) You shall have received on the Closing Date, the opinion, addressed to you and dated the Closing Date, of Loeb and Loeb, counsel for the Company, which opinion shall be reasonably satisfactory in form and scope to your counsel to the following effect:

               (i) the Company has been duly incorporated and is validly existing under the laws of the State of Delaware with power and authority to consummate the transactions contemplated hereby and by the Trust Agreement, the Servicing Agreement, the Liquidity Agreement and the Purchase Agreement (collectively, the "Documents");

               (ii) each of the Documents has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law);

               (iii) neither the execution nor the delivery by the Company of any Document nor the consummation by the Company of any other of the transactions contemplated herein or therein, nor the fulfillment of the terms of any Document will conflict with or violate, result in a breach of or constitute a default under any statute governing the Company or any regulation or any order of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Company;

               (iv) there is no action, suit or proceeding pending or, to the best of such counsel's knowledge, threatened against the Company, and no other action, suit or proceeding known to such counsel is pending, before any court or administrative agency, challenging the validity or enforceability of the Documents or the transactions contemplated hereby or thereby; and

               (v) no approval, authorization, consent, order, registration, filing, qualification, license or permit of or with any United States state or Federal court or governmental agency or body having jurisdiction over the Company is required for the consummation by the Company of the transactions contemplated herein, except such as may be required under United States Federal securities laws, and the Blue Sky laws of any United States jurisdiction as to which such counsel expresses no opinion;

          (d) You shall have received on the Closing Date, the opinion, addressed to you and dated the Closing Date, of Chapman and Cutler, special counsel for the Company and Trust, which shall be reasonably satisfactory in form and scope to your counsel to the following effect:

               (i) the Certificates are validly issued and outstanding, and represent fractional undivided beneficial interests in the Trust assets entitled to the benefits of the Trust Agreement;

               (ii) the delivery to the Underwriter of the Certificates against payment therefor as provided herein will pass to the Underwriter all right, title and interest in the Certificates;

               (iii) none of the Documents is required to be qualified under the Trust Indenture Act of 1939, as amended, in connection with the transactions contemplated hereby or thereby;

               (iv) the Company has full power, authority and legal right to transfer and assign the Loan Notes to the Trust pursuant to the Trust Agreement;

               (v) the Certificates have been registered under the Securities Act; any required filing (or transmission by a means reasonably calculated to result in filing) of the Prospectus or any supplement thereto pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened; and the Registration Statement, the Prospectus and each amendment thereof or supplement thereto comply as to form in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission thereunder;

               (vi) the Certificates, the Loan Notes, the Guarantee Agreement and the Trust Agreement, conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus;

               (vii) the Trust is not required to be registered as an investment company under the Investment Company Act of 1940, as amended; and

               (viii) upon delivery to the Trust of the Loan Notes against payment therefor as provided in the Trust Agreement, the Trust, to such counsel's knowledge, will hold title to the Loan Notes free and clear of all liens except those in favor of Eximbank created by the Guarantee Agreement.

     In addition, such counsel shall state that nothing has come to their attention causing them to believe that at the Effective Date the Registration Statement, as amended, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contains any untrue statement of a material fact or omits to state a material fact required to be stated therein nor necessary to make the statement therein, in light of the circumstances under which they were made, not misleading.

     (e) You shall have received on the Closing Date the opinion dated the Closing Date and addressed to you of Chapman and Cutler, special United States Federal tax counsel to the Trust, reasonably satisfactory in form and scope to your counsel, to the effect that the statements in the Prospectus under the heading "Certain Federal Income Tax Consequences" address all Federal tax matters material to investors.

     (f) You shall have received, on the Closing Date, a certificate of the Company, dated the Closing Date, signed on its behalf by an authorized officer of the Company to the effect that the signer of such certificate has examined the Registration Statement and any post-effective amendment thereof, and the Prospectus and any supplement thereto and that (i) the representations and warranties made by the Company in this Agreement are true and correct as of the Closing Date, (ii) no stop order suspending the effectiveness of the Registration Statement, as amended, if applicable, is in effect on the Closing Date and no proceedings for the issuance of such an order have been taken or to the knowledge of the Company are contemplated by the Commission on or prior to the Closing Date and (iii) all of the closing conditions contained in Part III page A2-4 of the Loan Agreement have been satisfied.

     (g) You shall have received, on the Closing Date, a certificate of LaSalle National Bank, National Association (in its individual capacity, the "Bank"), dated the Closing Date, signed by an authorized officer of the Bank to the effect that (i) the Bank is a national bank duly organized and validly existing in good standing under the laws of the United States and has the corporate power and authority to execute, and carry out the transactions contemplated by, the Documents to which it is a party (the "Trust Documents") and (ii) the execution, delivery and performance by the Bank of the Trust Documents do not contravene the provisions of the articles of association or by-laws of the Bank, or any rule or regulation under the laws of the United States of America governing the banking or fiduciary powers of the Bank, presently binding the Bank, or, to the best of the signer's knowledge, violate any judgment, order or decree applicable to the Bank, or result in any violation of, or conflict with or constitute a default under, any indenture, contract, agreement or other instrument applicable to the Bank.

     (h) You shall have received, on the Closing Date, a certificate of ABN AMRO Bank N.V. (in its individual capacity, "ABN AMRO") dated the Closing Date, signed on its behalf by an authorized officer of ABN AMRO to the effect that (i) ABN AMRO is a bank duly organized and validly existing in good standing under the laws of The Netherlands and has the corporate power and authority to execute, and carry out the transactions contemplated by the Documents to which it is a party (the "Servicer Documents") and (ii) the execution, delivery and performance by ABN AMRO of the Servicer Documents do not contravene the provisions of the Articles of Association of ABN AMRO, or any rule or regulation under the laws of The Netherlands governing ABN AMRO's powers, presently binding ABN

AMRO, or, to the best of the signer's knowledge, violate any judgment, order or decree applicable to ABN AMRO, or result in any violation of, or conflict with or constitute a default under, any indenture, contract, agreement or other instrument applicable to ABN AMRO.

     (i) There shall not exist, in your judgment, on or prior to the Closing Date, in the Registration Statement or the Prospectus or any amendment or supplement thereto, an untrue statement of a fact which is material or omits to state a fact which is material and is required to be stated therein or is necessary to make the statements therein not misleading.

     (j) The Certificates shall have been rated "AAA" by Standard & Poor's Ratings Group, a division of the McGraw-Hill Companies.

     (k) The Company shall have taken, on or prior to the Closing Date, all other action, if any, which it is stated in the Registration Statement (or any post-effective amendment thereof) or the Prospectus (as amended or supplemented, if so amended or supplemented) that the Company will take prior to or concurrently with the sale and delivery of the Certificates as contemplated herein, and all agreements herein contained to be performed on the part of the Company on or prior to the Closing Date shall have been so performed.

     (l) You shall have received, on the Closing Date, the opinion, addressed to you, and dated the Closing Date, of counsel of Eximbank, which opinion shall be reasonably satisfactory in form and scope to your counsel, that the Guarantee will be an obligation of Eximbank backed by the full faith and credit of the United States of America.

     (m) The Rating Agencies shall have received on the Closing Date a reliance letter, dated the Closing Date and addressed to the Rating Agencies, from counsel of Eximbank, permitting each of the Rating Agencies to rely upon the opinion described in paragraph (k) above.

     (n) The Company, the Trustee and the Servicer shall have furnished to you and to your counsel such further certificates and documents as you or they may have reasonably requested prior to the Closing Date.

     (o) You shall have received your fee as Underwriter by wire transfer from the Company.

     If any of the conditions specified in this Section 9 shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement and all obligations of the Underwriter hereunder may be cancelled on, or at any time prior to, the Closing Date by you. Notice of such cancellation shall be given to the Company in writing, or by telegraph, telephone or telex confirmed in writing.

     All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are reasonably satisfactory to counsel for the Underwriter.

     10. Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto; provided, however, that in the event that this Agreement shall have been executed and delivered prior to the effectiveness of the Registration Statement, this Agreement shall become effective upon the effectiveness of the Registration Statement. Until this Agreement shall have become effective, it may be terminated (a) by you by giving notice to the Company or (b) by the Company giving notice to you. Any such notice shall be in writing, or by telegraph, telephone or telex confirmed in writing.

     11. Termination. This Agreement shall be subject to termination by the Underwriter, in your absolute discretion, by notice given to the Company prior to delivery of and payment for the Certificates, if prior to such time (i) any rating of the Certificates shall have been withdrawn or downgraded, or made subject to a credit watch with adverse implications, by a national rating service, (ii) a banking moratorium shall have been declared by United States Federal or State authorities, (iii) trading in securities generally on the New York Stock Exchange shall have been suspended or minimum prices shall have been established on that Exchange, (iv) there shall have occurred any outbreak or material escalation of hostilities involving the United States or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable to market the Certificates, or (v) there shall have been such a material adverse change in general economic, political or financial conditions in the United States of America so as, in your judgment, to make it impracticable to market the Certificates.

     12. Notices. Except as otherwise expressly provided in this Agreement, (i) whenever notice is required by the provisions of this Agreement to be given to the Underwriter, such notice shall be in writing addressed to ABN AMRO Securities (USA) Inc., 181 West Madison, Suite 3201, Chicago, Illinois 60602,
Attention: Jeff Sirota, and (ii) whenever notice is required to be given to the Company, such notice shall be in writing addressed to U.S. Trade Funding Corp., Two Wall Street, New York, New York 10005, Attention: Andrew L. Stidd, President.

     13. Registration Statement. The Company agrees to furnish to you, without charge, a signed copy of the Registration Statement and each amendment thereof, including all exhibits hereto.

     14. Successors. This Agreement shall be binding upon the Underwriter and the Company and their respective successors and permitted assigns. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, and of the controlling persons, directors and officers referred to in Section 8 hereof and their respective successors, permitted assigns and personal representatives. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 14, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

     15. Business Day. The term "Business Day" as used in this Agreement shall mean any day on which the New York Stock Exchange is open for trading and on which commercial banks are not authorized or required to close in New York, New York or Chicago, Illinois.

      16. Prior Agreements. This Agreement supersedes any prior agreements, contracts, or understanding of the parties hereto with respect to the matters described or contemplated herein.

      17. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois.

      18. Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally submits to the non-exclusive jurisdiction of the Courts of the State of Illinois or the Federal Courts sitting in the City of Chicago, State of Illinois and hereby irrevocably and unconditionally agrees that any legal suit, action or proceeding arising out of or relating to this Agreement, the other documents or instruments executed in connection herewith or any of the transactions contemplated hereby, may be instituted by any party hereto in such Courts of the State of Illinois or Federal Court sitting in the City of Chicago, State of Illinois. Each of the parties hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may have now or hereafter to the laying of the venue or any objection base on forum non conveniens, or based on the grounds of jurisdiction with respect to any such legal suit, action or proceeding and irrevocably submits generally and unconditionally to the jurisdiction of any such court in any such suit, action or proceeding.

     19. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

     Please confirm that the foregoing correctly sets forth the agreement between the Company and the Underwriter .

                                       Very truly yours,

                                       U.S. Trade Funding Corp., the Company

                                       By:
                                          ---------------------------------
                                          Name:
                                          Title:

We hereby confirm as of the date hereof
that this letter correctly sets forth
the agreement between the Company and ABN
AMRO Securities (USA) Inc.

ABN AMRO Securities (USA) Inc.

By:
   _______________________________________
   Name:
   Title: